UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Globe Life Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	63-0780404
(State of incorporation or organization)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to so registered	Name of each exchange on which each class is to be registered
4.250% Junior Subordinated Debentures due 2061	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-256848

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities To Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Securities We May Offer—Description of Debt Securities” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-256848) of Globe Life Inc. (the “Registrant”), as supplemented by the information under the heading “Description of the Debentures” in the Registrant’s related Prospectus Supplement, dated June 9, 2021, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 11, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such information is incorporated herein by reference and made a part of this registration statement.

Item 2. Exhibits.

Exhibit No.	Description

1	Junior Subordinated Indenture, dated November 2, 2001, between Torchmark Corporation (n/k/a Globe Life Inc.) and Regions Bank (as successor trustee to The Bank of New York Mellon Trust Company, N.A. and The Bank of New York) (incorporated by reference to Exhibit 4.3 to Form 8-K filed on November 2, 2001).

2	Fourth Supplemental Indenture, dated as of June 14, 2021, between the Registrant and Regions Bank, as trustee, supplementing the Junior Subordinated Indenture, dated as of November 2, 2001 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 14, 2021).

3	Form of 4.250% Junior Subordinated Debenture due 2061 (included in Exhibit 2).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 14, 2021

Globe Life Inc.

	By:	/s/ Christopher T. Moore
	Name:	Christopher T. Moore
	Title:	Corporate Senior Vice President, Associate Counsel and Corporate Secretary